Exhibit 99.2

FOR IMMEDIATE RELEASE

TETRA TECHNOLOGIES, INC.
TO PRESENT AT PRITCHARD CAPITAL
ENERGIZE 2010 CONFERENCE

January 6, 2010 (The Woodlands, Texas), TETRA Technologies, Inc. (TETRA or the Company) (NYSE: TTI) announced today that it will participate in the Pritchard Capital Energize 2010 Conference. Stuart M. Brightman, TETRA’s President and Chief Executive Officer, and Joseph M. Abell, TETRA’s Sr. Vice President and Chief Financial Officer, are scheduled to present at the conference on Wednesday, January 6, at 3:15 p.m. Presentation slides will be available on TETRA’s website at www.tetratec.com on January 6.

TETRA is an oil and gas services company, including an integrated calcium chloride and brominated products manufacturing operation that supplies feedstocks to energy markets, as well as other markets.

Contact:

TETRA Technologies, Inc., The Woodlands, Texas
Stuart M. Brightman, 281/367-1983
Fax: 281/364-4346
www.tetratec.com

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